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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Newhi, Inc. (WA)
Montanore Minerals Corp. (DE)
Montmin Resources Corp. (DE)

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT